Exhibit 99.1

Press Contacts:
Nathaniel Brown, 21st Century Fox
212-852-7746
nbrown@21cf.com

Investor Contacts:

Reed Nolte, 21st Century Fox
212-852-7092
rnolte@21cf.com

Joe Dorrego, 21st Century Fox
212-852-7856
jdorrego@21cf.com

21st Century Fox CDIs Suspended on the Australian Securities Exchange in Connection with the Company's Delisting

New York, NY - May 1, 2014 - 21st Century Fox (NASDAQ: FOX, FOXA) today announced that trading of its CHESS Depositary Interests (CDIs) on the Australian Securities Exchange (ASX) has been suspended in connection with the Company's previously announced process of delisting from the ASX. It is expected that the Company will be removed from the official list of the ASX at the close of trading on May 8, 2014 Sydney, Australia time (the "Delisting Date"). Dates below are noted as of Sydney, Australia time.

Starting May 9, 2014, each registered CDI holder as of the Delisting Date can elect to have the underlying shares of Common Stock sold on NASDAQ through a Company-appointed broker under a share sale facility (the "Voluntary Share Sale Facility"), with sale proceeds to be converted into and paid in Australian dollars. The Voluntary Share Sale Facility will remain open until July 9, 2014.

On or before May 14, 2014, personalized Voluntary Sale Instruction Forms for participation in the Voluntary Share Sale Facility and Register Removal Request Forms for CDI conversions into underlying Common Stock will be mailed to registered CDI holders as of the Delisting Date. Non-personalized forms may be accessed at www.computershare.com/au/forms starting May 9, 2014.

Following the Delisting Date, all of 21st Century Fox's Class A and Class B Common Stock will be listed solely on NASDAQ. As previously announced, there will be no changes to the Company's operations, employees or business as a result of the delisting from ASX.

Further information regarding the Company's process of delisting from ASX is set out in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission (SEC) on February 5, 2014, which is available, along with other information on the delisting, at www.21cf.com/InvestorRelations/ASXdelisting. The proxy statement is also available at the SEC's web site at www.sec.gov and at http://investor.21cf.com/sec.cfm. The proxy statement contains information (which CDI holders are encouraged to refer to) regarding the reasons for the delisting, the consequences for the Company and its security holders, and the arrangements in place for CDI holders to manage their holdings.

About 21st Century Fox

21st Century Fox is the world's premier portfolio of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching nearly 1.5 billion subscribers in more than 100 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, Fox Sports, Fox Sports Network, National Geographic Channels, MundoFox, STAR, 28 local television stations in the U.S. and more than 300 channels that comprise Fox International Channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and Shine Group. The Company also provides premium content to millions of subscribers through its pay-television services in Europe and Asia, including Sky Deutschland, Sky Italia and its equity interests in BSkyB and Tata Sky. For more information about 21st Century Fox, please visit www.21CF.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions and involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Where, in any forward looking statements, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstances, except as required by law or regulation.